Exhibit 6.15

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Profit PARTICIPATION CONVERTIBLE PROMISSORY NOTE

[$163,200]	May 9, 2019
Claremont, California

FOR VALUE RECEIVED, My Racehorse CA LLC, a Nevada series limited liability company (the “Company”), promises to pay to Experiential Squared (the “Holder”), the principal sum of [$163,200], together with (i) interest on the unpaid balance of this Profit Participation Convertible Promissory Note (the “Note”) from time to time outstanding at the “Applicable Federal Rate (as defined in the Internal Revenue Code) of 2.38% per annum, and (ii) unpaid Profit Participation (as defined below) thereof. Simple interest on this Note will be computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is subject to the following terms and conditions:

1.                  Background; Use of Funds; Definitions. The proceeds of this Note shall be used for the purpose of (a) acquiring the Tizmagician racehorse (the “Series Asset”) from Holder and (b) any associated expenses of such acquisition. Upon creation of the Series Tizmagician (as defined below), title to the Series Asset will be assigned from the Company to the Series Tizmagician, subject to the terms and conditions of this Note. As used in this Note, the following terms shall have the following definitions:

(a)               “Distributable Cash” shall mean net proceeds after any management fee and sufficient working capital and related reserves. The Series Tizmagician Manager shall evaluate Distributable Cash quarterly or at more frequent intervals, in its sole discretion. The amount of Distributable Cash shall be determined in the sole discretion of the Series Manager. Distributions of Distributable Cash to members of Series Tizmagician, when made, will be allocated among them in proportion to their Membership Interests in the Series.

(b)               “Lien” shall mean the right of first claim against the Series Asset that will be provided to Holder should there be an Event of Default (as defined below) by the Company or should the offering associated with the Series Asset be terminated prior to the Offering Funding Date (as defined below). Upon repayment of the Note, the Holder right to implement the Lien shall become null and void.

(c)               “Membership Interest(s)” shall mean each Series Tizmagician member’s interest in the Series Tizmagician which is represented by units of membership interest each having identical rights and privileges, except as otherwise provided in the Series Tizmagician’s series agreement.

(d)               “Offering” shall mean the offer and sale of Series Tizmagician Membership Interests.

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(e)               “Offering Funding Date” shall mean the date on which the Offering for the Series Tizmagician is fully funded through the Offering conducted by the Company.

(f)                “Series Tizmagician” shall mean the offer and sale of Series Tizmagician Membership Interests.

2.                  Maturity. Subject to Section 3 below, all principal and any accrued interest (the “Note Balance”) under this Note shall be due and payable within ten (10) business days of the Offering Funding Date, unless the Holder chooses to convert the Note Balance in accordance with Section 3 below (the “Maturity Date”).

3.                  Conversion.

(a)               Voluntary Conversion. At the election of the Holder, the Note Balance shall, at the Holder’s option upon the Holder providing Company written notice thereof, be converted into the number of unsold Membership Interests in the Offering of Series Tizmagician on the date of conversion. Upon such conversion of this Note, the Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Offering, including a subscription agreement, series agreement and other ancillary agreements and having the same terms and conditions as those agreements entered into by the other purchasers of the Membership Interests.

(b)               Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount, Profit Participation and accrued interest.

4.                  Profit Participation. At any time from the date hereof through the Offering Funding Date, in the event the Series Tizmagician generates Distributable Cash, the Holder shall receive a percentage of the Distributable Cash equal to the into the number of unsold Membership Interests in the Offering (the “Profit Participation”). The Profit Participation shall be earned as of the date proceeds are generated. Notwithstanding any other provision of this Note, Holder in no event shall be liable to Company for any loss in value on the Series Asset. If, at any time it is calculated, the Profit Participation shall be a negative amount, Holder shall not be liable in any way for such amount nor shall there be any reduction in the principal amount of the Note, or accrued interest due hereunder.

5.                  Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Holder’s collection expenses, next to late charges, next to unpaid Profit Participation, then to accrued interest then due and payable and the remainder applied to principal. This Note may be prepaid in whole or in part at any time without penalty.

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6.                  Events of Default; Remedies.

(a)               The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

(i)                 The failure to pay any amounts when due hereunder.

(ii)              The Company shall:

(1)               Admit in writing its inability to pay its debts generally as they become due;

(2)               Make an assignment for the benefit of its creditors; or

(3)               Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

(iii)            The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

(iv)             A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Company, a receiver for Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

(v)               Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

(vi)             A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

(b)               Upon the occurrence of any Event of Default, the Holder may, at its election, exercise such remedies available to it under applicable law, including but not limited to the right to declare to declare immediately due and payable the entire unpaid principal sum of this Note, together with all accrued interest and unpaid Profit Participation.

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7.                  Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. This Note may be transferred by Holder only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

8.                  Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)               Organization, Good Standing and Qualification. The Company is a series limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)               Corporate Power. The Company will have, as of the date of this Note, all requisite corporate power to execute and deliver this Note and to carry out and perform its obligations under the terms of this Note and under the terms of each Note.

(c)               Authorization. This Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The securities issued upon conversion of this Note (the “Conversion Securities”), when issued in compliance with the provisions of this Note, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

9.                  Representations and Warranties of the Holder. The Holder hereby represents and warrants the following:

(a)               Purchase for Own Account. The Holder represents that it is acquiring the Note and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)               Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 8, the Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c)               Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

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(d)               Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

i.                        There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

ii.                        The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

iii.                        Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Holder to a partner (or retired partner) or member (or retired member) of such Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder.

(e)               Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(f)                Further Assurances. The Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

10.              Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

11.              Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

12.              Amendments and Waivers. Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note. No term of this Note may be amended only with the written consent of the Company and the Holder. No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and Holder.

13.              Members and Managers Not Liable. In no event shall any member, manager or employee of the Company or Manager be liable for any amounts due or payable pursuant to this Note.

14.              Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

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15.              Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

16.              Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

17.              Maximum Interest Rate. Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Company under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Company stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Company and Holder, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Company.

[Signature Page Follows]

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The parties have executed this Profit Participation Convertible Promissory Note as of the date first set forth above.

COMPANY:
MY RACEHORSE CA LLC By: Experiential Squared, Inc., its Manager
By: ___________________________
Name: David Kandasamy
Title: Chief Financial Officer
Address: 250 West 1st Street, Suite 256
Claremont, California 91711

AGREED TO AND ACCEPTED:

THE HOLDER:

EXPERIENTIAL SQUARED

_____________________________________

Address:

250 West 1st Street, Suite 256
Claremont, CA 91711

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